CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 16, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Reports to Shareholders of Exeter Fund, Inc. - PureMark Series, Tax Managed Series, Equity Series, Overseas Series, Pro-Blend Conservative Term Series (formerly Defensive Series), Pro-Blend Moderate Term Series (formerly Blended Asset Series I), Pro-Blend Extended Term Series (formerly Blended Asset Series II), and Pro-Blend Maximum Term Series (formerly Maximum Horizon Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian, Independent Accountants, and Counsel", and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers  LLP

Boston,  MA
February  28,  2003